PROSPECTUS and                  PRICING SUPPLEMENT NO. 18
PROSPECTUS SUPPLEMENT, each     effective at 11:45 AM ET
Dated October 19, 2000          Dated 12 March 2001
CUSIP: 24422ENC9                Commission File No.: 333-39012
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,620,000,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue

The Medium-Term Notes offered hereby will be Senior
Notes as more fully described in the accompanying
Prospectus and Prospectus Supplement and will be Denominated in U.S. dollars.


INTEREST PAYMENT DATES:              Each March 15, September
                                     15, commencing on
                                     September 15, 2001 and
                                     at Maturity

Principal Amount:                    $25,000,000

Date of Issue:                       March 15, 2001

Maturity Date:                       March 15, 2006

INTEREST RATE:                       5.88% PER ANNUM

REDEMPTION PROVISIONS:               None

PLAN OF DISTRIBUTION:                Chase Securities Inc., as
                                     Agent has offered the Senior
                                     Notes for sale at a price
                                     of 100% of the aggregate
                                     principal amount of the
                                     Senior Notes.


Chase Securities Inc.

John R. Stafford is a director of Deere & Company. Mr. Stafford is also a director of J.P. Morgan Chase & Co., the parent of The
Chase Manhattan Bank (the Senior Trustee), which are affiliates of Chase Securities Inc.